UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Monogram Technologies Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On September 12, 2025, the following communication was sent to stockholders of Monogram Technologies Inc.

Dear {{record_holder}},

We’d like to inform you of two important items that need your consideration.

1.	You still have an opportunity to move your shares from us to your brokerage firm should you wish to (i) streamline payment of the applicable merger consideration upon consummation of Zimmer Biomet Holdings, Inc.’s proposed acquisition of Monogram Technologies Inc. (“Monogram”) or (ii) trade your shares prior to the consummation. To do so, please log into your account at my.equitystock.com.

•	If your DRS transfer fee has not been paid, and you would like to move your shares to your brokerage firm, then you can make the payment directly through our platform at my.equitystock.com. There is no requirement to move your shares. If you have any questions regarding your shares, please visit our FAQ.

•	If your DRS transfer fee has been paid or is indicated as “Not Applicable”, then there are no payment stops on your shares. You can generate your DRS statement and send it to your brokerage firm, and they will handle the transfer. You can trade your shares through your brokerage firm should you desire.

To generate your DRS statement:

Please note: Instructions on how to transfer your shares to your broker are posted on our FAQ.

2.	Monogram is holding a special meeting of shareholders on September 30, 2025, and your vote matters. If you have not already voted and would like to review the company’s proposal and cast your vote, please go to www.monogram.vote, click VOTE YOUR PROXY, and enter {{proxy_voting_code}}, which is your unique Proxy Voting Code.

When you’re in the “Proposal” screen, please cast your vote for the two proposals and remember to click SUBMIT.

If you have already voted, then you can disregard the above and click Register to attend Monogram Technologies 2025 Special Meeting to pre-register to attend the special meeting.

You are reminded that your Board of Directors unanimously recommends that you vote FOR the Merger and related proposals.

Monogram urges you to cast your vote TODAY. Remember, not voting will have the same effect as voting against the Merger. Your vote is important no matter how many shares you own.

Thank you for being a valued shareholder of Monogram Technologies. Should you have any questions regarding your shares or on how to vote, please visit the Monogram FAQ. Should you require any further support, please email: monogram@equitystock.com.

Sincerely,

Shareholder Services

Equity Stock Transfer

www.equitystock.com

Disclaimer:

Important Information and Where to Find It

This communication relates to the proposed transaction involving Monogram Technologies Inc. (“Monogram”) and Zimmer Biomet Holdings, Inc. In connection with the proposed transaction, Monogram has filed with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or any other document that Monogram may file with the SEC or send to its stockholders in connection with the proposed transaction. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.